Exhibit 10.5

Execution Version

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Partial Option Exercise and

THIRD Amendment to the 10% Secured Convertible Notes

THIS Partial Option Exercise and THIRD Amendment to the 10% Secured Convertible Notes (this “Agreement”) is dated and effective as of May 30, 2023 between REED’S, INC., a Delaware corporation (the “Company”), the Holders party hereto, and WILMINGTON SAVINGS FUND SOCIETY, FSB, as Holder Representative and Collateral Agent (the “Agent”).

1. Incorporation of Terms. All capitalized terms not otherwise defined herein shall have the same meaning as in that certain Note Purchase Agreement, dated as of May 9, 2022, as amended (the “Note Purchase Agreement”), between the Company, the Holder Representative and each purchaser on the schedule of purchasers thereto, or in the 10% Secured Convertible Notes, as amended (each, a “Note”, and collectively, the “Notes”), issued by the Company pursuant to the Note Purchase Agreement, as applicable.

2. Representations and Warranties. The Company hereby represents and warrants that after giving effect to this Agreement, all representations and warranties contained in the Notes are true and correct, in all material respects, on and as of the date hereof, except (a) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (b) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects. [REDACTED]

3. Partial Option Exercise.

(a) Pursuant to Section 2.2 of the Purchase Agreement, this Agreement shall constitute an Option Exercise Notice that each of the undersigned Purchasers is exercising in part the Third Option to purchase an aggregate amount of Option Notes as set forth below (each, a “Second Exercise Purchased Third Option Note”, and collectively, the “Second Exercise Purchased Third Option Notes”):

Purchaser	Aggregate Principal Amount of Option Notes Purchased	Aggregate Purchase Price
Whitebox Multi-Strategy Partners, LP	$866,667.00	$858,000.33
Whitebox Relative Value Partners, LP	$480,000.00	$475,200.00
Pandora Select Partners, LP	$80,000.00	$79,200.00
Whitebox GT Fund, LP	$73,333.00	$72,599.67
Total	$1,500,000.00	$1,485,000.00

(b) The Company and each Purchaser agree that (i) the Option Notes Closing for the purchase and sale of the Option Notes set forth above will be May 30, 2023 (or as promptly thereafter as possible), (ii) the advance ten (10) Business Day notice required by Section 2.2 of the Note Purchase Agreement for delivery of the Option Exercise Notice is hereby waived and (iii) the requirement that the Option Deadline applicable to the Third Option is hereby extended until, and including, the date hereof.

(c) To avoid doubt, (i) the Company acknowledges that all shares of Common Stock issuable pursuant to the Second Exercise Purchased Third Option Notes constitute Registrable Securities as defined in and pursuant to the Registration Rights Agreement, (ii) the Second Exercise Purchased Third Option Notes shall constitute part of the same series as all other Notes issued pursuant to the Note Purchase Agreement and shall constitute part of the Notes issued pursuant to the Third Option (and, consequently, the Purchased Third Option Notes) and (iii) the Second Exercise Purchased Third Option Notes shall be amended as set forth in this Agreement.

4. Amendments to the Notes. The Company, the Agent and the Holders agree to amend all Notes (including, without limitation, the Second Exercise Purchased Third Option Notes) as follows:

(a) Allowing Different Terms for the Purchased Third Option Notes. Notwithstanding anything in Section 13(a) of the Notes to the contrary, the terms of the Purchased Third Option Notes may be amended as set forth in Section 5 of this Agreement and as set forth in the Partial Option Exercise and Second Amendment to the 10% Secured Convertible Notes, dated February 10, 2023 (the “Second Amendment”), despite being part of the same series as all other Notes.

(b) [REDACTED]

(c) Additional Event of Default. Section 12(a) of the Notes is amended by adding a new Section 12(a)(xvii) as follows:

(xvii) the aggregate amount of all brokerage, finder’s or other fees or commissions paid by the Borrower or the Guarantor to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to any purchase or sale of Option Notes (as defined in the Purchase Agreement, as amended) exceeds $75,000, or the aggregate cash amount of all such fees or commissions paid exceeds $50,000.

5. Amendments to the Purchased Third Option Notes. The Company, the Agent and the Holders agree to amend all the Purchased Third Option Notes, but none of the other Notes, as follows:

(a) Conversion Rate. As a result of the reverse stock split effective January 27, 2023, the definition of the term “Conversion Rate” of each Purchased Third Option Note shall be amended by replacing “4.1530” with “0.0831”.

(b) Make-Whole Fundamental Change. As a result of the reverse stock split effective January 27, 2023, Section 4(e)(i) of each Purchased Third Option Note shall be amended and restated in its entirety as follows.

(i) Generally. If a Make-Whole Fundamental Change occurs and the Conversion Date for the conversion of part or all of this Note occurs during the related Make-Whole Fundamental Change Conversion Period, then, subject to this Section 4(e), the Conversion Rate applicable to such conversion will be increased by a number of shares (the “Additional Shares”) set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the Make-Whole Fundamental Change Effective Date and the Stock Price of such Make-Whole Fundamental Change:

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Make-Whole Fundamental Change	Stock Price
Effective Date	$4.9997	$10.9443	$12.0387	$14.9991	$19.9987	$24.9984	$49.9969	$74.9953	$99.9937
May 9, 2022	0.0340	0.0135	0.0121	0.0094	0.0068	0.0054	0.0026	0.0017	0.0013
May 9, 2023	0.0361	0.0124	0.0110	0.0083	0.0058	0.0045	0.0021	0.0014	0.0010
May 9, 2024	0.0385	0.0088	0.0075	0.0053	0.0036	0.0027	0.0013	0.0009	0.0007
May 9, 2025	0.0340	—	—	—	—	—	—	—	—

If such Make-Whole Fundamental Change Effective Date or Stock Price is not set forth in the table above, then:

(A) if such Stock Price is between two Stock Prices in the table above or the Make-Whole Fundamental Change Effective Date is between two dates in the table above, then the number of Additional Shares will be determined by straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and

(B) if the Stock Price is greater than $99.9937 (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above are adjusted pursuant to Section 4(e)(ii), or less than $4.9997 (subject to adjustment in the same manner), per share, then no Additional Shares will be added to the Conversion Rate.

Notwithstanding anything to the contrary in this Note, in no event will the Conversion Rate be increased to an amount that exceeds 0.1216 shares of Common Stock per $1 Principal Amount, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to Section 4(c).

Notwithstanding anything to the contrary in this Note, if an Interest Make-Whole Payment is due in respect of a conversion of part or all of this Note entitled to Additional Shares pursuant to this Section 4(e), the Holder of such Note shall be entitled to receive the greater of the Interest Make-Whole Payment or such Additional Shares, but not both; provided that the arithmetic average of the Daily VWAP for the five (5) VWAP Trading Days ending on the VWAP Trading Day immediately preceding the Conversion Date shall be used to determine the value of such Additional Shares for this purpose.

(c) Maturity Date. The definition of the term “Maturity Date” of each Purchased Third Option Note shall be amended by replacing “June 30, 2023” with “September 29, 2023”.

(d) Other Amendments. Except to the extent explicitly contemplated otherwise by this Section 5, all amendments to the Purchased Third Option Notes set forth in the Second Amendment shall also apply to the Second Exercise Purchased Third Option Notes.

6. Reserved.

7. Acknowledgement of Timing of Registration Rights. The Company and each of the Purchasers acknowledge that a registration statement registering the resale of the Common Stock underlying the Second Exercise Purchased Third Option Notes shall be filed no later than June 29, 2023.

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8. Binding Effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their heirs, representatives, successors and assigns.

9. Reaffirmation of Obligations. The Company hereby ratifies the Note Documents and acknowledges and reaffirms (a) that it is bound by all terms of the Note Documents applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

10. Note Document. This Agreement shall constitute a Note Document under the terms of each Note.

11. Multiple Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

12. Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

13. Consent to Jurisdiction; Service of Process; Agreement of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in subsections 13(h) and 13(i) of the Notes are hereby incorporated by reference.

14. Agent Authorization. Each of the undersigned Holders hereby authorizes and directs Agent to execute and deliver this Agreement on its behalf and, by its execution below, each of the undersigned Holders agrees to be bound by the terms and conditions of this Agreement. In executing this Agreement, the Agent shall be entitled to all of the rights, benefits, protections, indemnities and immunities afforded to it pursuant to the Note Documents.

[Signature page follows]

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IN WITNESS WHEREOF, this Partial Option Exercise and Third Amendment of the 10% Secured Convertible Notes has been duly executed and delivered by each of the parties hereto as of the date first above written.

COMPANY:		HOLDER REPRESENTATIVE:

Reed’s, Inc.		Wilmington Savings Fund Society, FSB, solely in its capacity as the Holder Representative

By:	/s/ Norman E. Snyder Jr.	By:	/s/ Raye Goldsborough
Name:	Norman E. Snyder, Jr.	Name:	Raye Goldsborough
Title:	CEO	Title:	Vice President

HOLDERS:		COLLATERAL AGENT:

Whitebox Multi-Strategy Partners, LP		Wilmington Savings Fund Society, FSB, solely in its capacity as the Collateral Agent

By:	/s/ Jacob Mercer	By:	/s/ Raye Goldsborough
Name:	Jacob Mercer	Name:	Raye Goldsborough
Title:	Authorized Signatory	Title:	Vice President

Whitebox Relative Value Partners, LP

By:	/s/ Jacob Mercer
Name:	Jacob Mercer
Title:	Authorized Signatory

Pandora Select Partners, LP

By:	/s/ Jacob Mercer
Name:	Jacob Mercer
Title:	Authorized Signatory

Whitebox GT Fund, LP

By:	/s/ Jacob Mercer
Name:	Jacob Mercer
Title:	Authorized Signatory

[Signature Page to Partial Option Exercise and Third Amendment of the 10% Secured Convertible Notes]